                                                                        UNITED STATES
                                                              SECURITIES AND EXCHANGE COMMISSION
                                                                   Washington, D.C. 20549

                                                                           FORM 8 K

                                                                        CURRENT REPORT
                                             Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of this Report:  May 7, 2020
 In Regard to Report Filed on May 5, 2020
 Submitted May 4, 2020
 File Number 024 11011
 CIK No: 0001350455

                                                               GILMORE HOMES GILMORE LOANS, LLC
                                                  (Exact name of registrant as specified in its charter)

                   Georgia                   024 11011 / 20846270                     81 0783475
        (State or other jurisdiction of              (Commission File Number / Film Number)            (IRS Employer Identification
         Incorporation)                                                                                 Number)

                                                           5401 Old National Highway #419
                                                                  Atlanta, GA 30349
                                                (Address of principal executive officers and zip code)

                                         Registrants telephone number, including area code: (601) 582 1851

  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Item 4.02 Non Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

 COMES NOW Michael Gilmore, the CEO of Gilmore Homes Gilmore Loans LLC, who filed an Amended Form 1 A/A on May 4, 2020, which was accepted and filed by EDGAR on May 5, 2020 informing the U.S. Securities and Exchange Commission (SEC) about certain particulars in the Offering Circular juxtaposed the Audited Financials by a Public Company Accounting Oversight Board (the PCAOB) Firm and Auditor, BF BORGERS CPA PC, out of Lakewood, Colorado, a registered and reputable firm.

 CEO Michael Gilmore honorably request that the Securities Exchange Commission (SEC) disregard the AMEND 1 A/A filed on May 5, 2020, strike from the official record, and/or therefore give non reliance on the previously issued financial statements and/or a related audit report and/or completed interim report.

 CEO Michael Gilmore made some ill advised and ill judgement remarks against Mr. Ben Borgers, the CEO of BF BORGERS CPA PC. The issues stem from a lack of communication on my part when I paid and settle the audit bill with Mr. Ben Borgers for $6,000 and did not hear from him in a few days. Out of frustration of my emails not being answered in a timely fashion after I paid Accountant Borgers, I alluded in the Financial Statements and the Offering Circular that on
 Page 73 under Interests of Name Experts and Counsel via Auditor heading, the following: (After several attempts of email and after our company paid $6,000 to auditor, he is not responding [Ben Borgers CPA PC] to our emails nor have he provided our company with its Independent Audit Report. Therefore, the SEC should be advised and take appropriate and legal action).

 Likewise, on Page F75, CEO Gilmore stated (Auditor BF Borgers CPA PC has not provided us with the required and mandatory independent auditors report as of May 3, 2020 after paying fee in its entirety, and requesting such via various emails including to its third party affiliate that was hired by our company to do the financials and notes, which  have been audited. Only the audited financials and notes have been provided and thus submitted. The auditor has not responded and has taken our company $6,000 funds).

 CORRECTION AND APOLOGY ON RECORD: Mr. Ben Borgers, auditor and accountant of BF Borgers CPA PC, in his rebuttal to my statements and emails indicated that he did respond within two business days. When I Gilmore contacted Mr. Borgers, it was first on a Sunday and not business hours. Mr. Borgers was not obligated to respond on a weekend, which he respectively told me in a now, follow up email. Moreover, Mr. Borgers did however respond within 2 business days (not counting the weekend). I said in the financials and offering that the (auditor has not responded). That is inaccurate. The auditor did respond, after checking my email references, within 2 days as he, Ben concludes.
 Furthermore, when I stated (has taken our company $6,000 funds), it should have read, (After not hearing from the auditor in a timely fashion and thus paying $6,000,
 I have become concern about not receiving the required and mandatory independent auditors report). The word (taken) may be construed as a negative term with a negative connotation. As CEO, my issue was Mr. Borgers did not respond timely, in my opinion, and that I was getting very nervous after paying him $6,000 with a delayed response.
 I rush to judgment in this case, as I did not give him enough time to respond from May 1 to May 4, 2020. He responded May 5, 2020.

 Although I do not agree with the audit figures, after various financial changes (particular not counting $10,000 cash reserves, after I work long and hard over two years, slaving part time jobs, contributing to my company and this Regulation A+, Tier 2 underpinnings and costs), which also lead to my frustration, with the financials being changed two or four times, by the professionals, me and Mr. Ben never had any bad issues personally or professionally, prior to this latest filing. As of this new and lastest filing, the
 Independent Auditors Report still has NOT been received after paying the $6,000, which was my complaint. However, I have been assured it is forthcoming from auditor, and after I retract and make this apology, which I proudly do without hesitation. This Regulation A, Tier II is very important to me and my company. I want to assure that everything is done correctly, honest, truthful and without influence. Moreover, I want the audit to be independent and complete to the wholeness of PCAOB and GAAP standards juxtaposed acceptability by the Securities and Exchange Commission (SEC). It has taken me over 12 months now, a year, to try and qualify this Offering and receiving qualification for my Regulation A+, Tier 2 Offering in order to sell equity in my company and raise capital up to $50,000,000 possibly $75,000,000 if the SEC enacts the new changes and law.

 In conclusion, this communication shall serve as the exhibit and apology of record regarding the previous financial statements and commentary appertaining thereunto, and as CEO,
 I hereby apologize to Mr. Ben Borgers publicly herein as well as I have done in private (email). As a new, public reporting company soon to be a Regulation A+, Tier II,
 I must learn not to overreact and be patient. Moreover, I must allow the regulation A professionals time to do their hired assignments without passing judgment and/or quick to make assumptions.

 THEREFORE, CEO Michael Gilmore PRAYS that the Securities and Exchange Commission does not let my previous remarks cast a bad shadow on CPA Ben Borgers nor owner Michael
 Gilmore. Gilmore Homes Gilmore Loans, LLC will provide both the SEC and Mr. Borgers a copy of the foregoing Statement Form 8 K in HTM file and request to be a part of the record of
 NON RELIANCE. THUS, the SEC should not rely on the previous submitted Amend Offering on May 5, 2020, for it is considered non reliance.

                                                                        RESPECTFULLY SUBMITTED

                                                                              SIGNATURES

                                                                   Gilmore Homes Gilmore Loans, LLC

                                                                   /s/ Michael Gilmore
                                                                   Michael Gilmore, CEO and Fund Manager
                                                                   6 May 2020